UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2009

MSC.SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Additional Information.

Supplement to Proxy Statement for the Special Meeting of Stockholders to be held September 30, 2009

This is a supplement to the proxy statement dated August 28, 2009 (the “proxy statement”) of MSC.Software Corporation (“MSC”) that was mailed to you in connection with the solicitation of proxies for use at the special meeting of stockholders to be held on September 30, 2009, starting at 9 a.m. Pacific time at the Four Seasons Hotel, 2050 University Avenue, East Palo Alto, CA 94303.

The purpose of the special meeting is to consider and vote upon (1) the adoption of the Agreement and Plan of Merger (the “merger agreement”), dated as of July 7, 2009, among MSC, Maximus Holdings Inc. (“Parent”), a Delaware corporation controlled by Symphony Technology Group (“Symphony”), and Maximus Inc. (“Merger Subsidiary”), a Delaware corporation and wholly-owned subsidiary of Parent, as it may be amended from time to time, pursuant to which Merger Subsidiary will be merged with and into MSC, with MSC surviving the merger as a wholly-owned subsidiary of Parent, (2) the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

THE MSC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS (SUBJECT TO THE RECUSAL OF ONE DIRECTOR) THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.

LITIGATION RELATING TO THE MERGER

As more fully described in the proxy statement, in July 2009, four substantially similar shareholder class action suits were filed by individual stockholders in the Superior Court of California in Orange County against MSC and our directors, styled as Erwin Burth v. Donald Glickman, et al., Case No. 30-2009-00282743, Shaun Kroeger v. Donald Glickman, et al., also naming Parent and Merger Subsidiary as defendants, Case No. 30-2009-00284475, Richard Caselli v. Donald Glickman, et al., Case No. 30-2009-00285360, and Dean Murzello v. MSC, et al., also naming Symphony, Elliott Management Company (“Elliott”) and Parent as defendants, Case No. 30-2009-00286068.

The complaints seek to enjoin the proposed acquisition of MSC by Parent, and allege claims for breach of fiduciary duty against the individual defendants and for aiding and abetting a breach of fiduciary duty against the corporate defendants. On or about August 7, 2009, the court entered an order that, among other things, consolidated all four cases into the Burth action.  On or about September 3, 2009, plaintiffs filed a consolidated amended complaint against MSC and our directors, Symphony, Parent, Merger Subsidiary and Elliott that alleges claims for breach of fiduciary duty against the individual defendants and for aiding and abetting a breach of fiduciary duty against the corporate defendants.  The amended complaint also asserts that the proxy statement contains a number of material misstatements and omissions.

On September 10, 2009, after extensive discovery had been taken, counsel for the parties in the lawsuit entered into a memorandum of understanding in which they agreed upon the terms of a settlement of the litigation, which would include the dismissal with prejudice of all claims against all of the defendants, including MSC and its directors.  The proposed settlement is conditional upon, among other things, the execution of an appropriate stipulation of settlement, consummation of the merger and final approval of the proposed settlement by the court.  The memorandum of understanding further provides that MSC will keep plaintiffs’ counsel reasonably informed of material developments in discussions concerning the acquisition of MSC.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

As contemplated by the proposed settlement, MSC is providing certain additional disclosures that are supplemental to those contained in the proxy statement previously mailed to you.  None of MSC or any of the other defendants has admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiff contends should have been made, any breach of any fiduciary duty, or aiding or abetting any of the foregoing.  This supplemental information should be read in conjunction with the definitive proxy statement, which should be read in its entirety. The additional disclosures are as follows:

Background of the Merger

The following disclosure supplements the discussion at pages 23 and 24 of the proxy statement concerning the parties contacted by MSC and J.P. Morgan  Securities Inc. (“J.P. Morgan”) for purposes of engaging in a potential transaction.

The MSC board’s principal criteria in identifying potential bidders was based on parties who the MSC board believed may be willing to pay the highest possible value for MSC with the greatest certainty of closing, while minimizing disruption to MSC and its operations, employees and customers.  At the direction of the MSC board, J.P. Morgan initially focused on soliciting a number of “strategic” potential bidders, or publicly traded corporations within the software industry, and ultimately was also approached by a number of “financial” potential bidders, or private equity firms.  As part of this process, J.P. Morgan approached Parties B, C, D, E, F, G, H and I, each a publicly traded corporation, and was approached by Symphony and Parties A, J, K, L and M, each a private equity firm.

Each of Parties B, E, F and G declined to engage in diligence of non-public information regarding MSC or to engage in substantive discussions regarding a potential transaction.  Each of Parties A, C, D, H and I were provided with non-public information regarding MSC after entering into non-disclosure and confidentiality agreements with MSC containing stand-still provisions.  Although such Parties engaged in due diligence and discussions of potential transactions with MSC, no proposals to acquire MSC arose out of such discussions.  Discussions with such parties also did not result in any indication regarding a preference in the form of consideration to be offered to MSC stockholders in the event of a transaction.

Each of Parties A, J, K, L and M were also provided with non-public information regarding MSC after entering into non-disclosure and confidentiality agreements with MSC containing stand-still provisions.  Discussions with such parties were based on cash as the form of consideration to be offered to MSC stockholders, whereby following the consummation of any such transaction, MSC would be a privately held corporation.

The following disclosure supplements the discussion at page 24 of the proxy statement concerning Party A’s request for exclusivity.

The determination of the Special Committee of the Board of Directors of MSC (the “Special Committee”) to decline Party A’s request for exclusivity after it had made a non-binding proposal to acquire MSC for $9.50 in cash was based on a number of factors, including the fact that Party A’s proposal was not a firm proposal and the Special Committee’s belief that a higher value transaction would result from having the ability to respond to proposals from more than one party, particularly given that MSC was at that time engaged with other third parties regarding a potential transaction.

The following disclosure supplements the discussion at page 24 of the proxy statement concerning MSC entering into a non-disclosure and confidentiality agreement with Elliott on February 2, 2009.

As discussed in the proxy statement, during August 2008, MSC and Elliott were initially unable to agree to the terms of stand-still provisions, among other things.  In February 2009, they were able to come to an agreement.  At such time, MSC had substantially concluded its process of soliciting interest from potential bidders and MSC had no outstanding proposals for a sale transaction.  As such, the MSC board believed that there was little likelihood that Elliott could disrupt MSC’s sale process.  Accordingly, the MSC board felt that entering into a non-disclosure and confidentiality agreement with Elliott that included a stand-still that expired on June 30, 2009 would allow MSC to inform Elliott as to the extensive nature of the sale process run by MSC and ensure that Elliott understood that the MSC board had considered the available strategic options for MSC.

The following disclosure supplements the discussion at page 24 of the proxy statement concerning MSC’s determination to renew its stockholder rights plan.

On October 6, 2008, the MSC board authorized MSC to enter into a stockholder rights agreement with Mellon Investor Services LLC as rights agent.  MSC’s then-current stockholder rights plan was due to expire on October 16, 2008.  In light of this pending expiration and Elliott’s continued accumulation of shares of MSC common stock, the MSC board felt it was advisable and in the best interests of the MSC stockholders to enter into a new stockholder rights agreement to protect MSC in the event of a coercive or inadequate takeover attempt by Elliott or another party and to permit the MSC board the opportunity to initiate and pursue a process designed to maximize value for MSC stockholders.

The following disclosure supplements the discussion at page 24 of the proxy statement concerning Party K’s indication of interest.

At the time MSC received Party K's indication of interest on November 28, 2008, Party K did not indicate a potential transaction price but specified that they were highly interested in MSC and were planning to move quickly.

The following disclosure supplements the discussion at page 25 of the proxy statement concerning MSC entering into an exclusivity period with Party K on March 19, 2009.

At the time MSC entered into the exclusivity arrangement, outside of Party K’s proposal, MSC had no other outstanding proposals for a transaction, and had no reason to believe others would be forthcoming giving the extensive nature of the process to that time.  Furthermore, the MSC board of directors felt that providing exclusivity to Party K would encourage it to make a binding proposal to acquire MSC and, given the relatively short time of exclusivity (approximately one month), would not materially reduce the ability of other third parties to make proposals to acquire MSC.

The following disclosure supplements the discussion at page 26 of the proxy statement concerning Elliott’s involvement with Symphony.

On or about June 5, 2009, when Symphony submitted its non-binding proposal, the MSC board first became aware that Elliott would be providing a portion of the equity and debt financing for Symphony’s proposed acquisition.

Opinion of MSC’s Financial Advisor

The following disclosure supplements the discussion at page 36 of the proxy statement concerning J.P. Morgan’s Publicly Trading Peer Multiples Analysis.

Please find below the multiples for (1) EV/CY09 Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) and (2) cash adjusted market value/CY09 cash adjusted net income observed for each company in the Publicly Trading Peer Multiples Analysis.

Peer Company	EV/CY09 EBITDA	Cash adjusted market value/CY09 cash adjusted net income
Ansys, Inc.	10.9x	18.0x
Autodesk, Inc.	11.5x	21.5x
Aveva Group plc	7.7x	11.4x
Dassault Systèmes S.A.	8.2x	12.6x
IDS Scheer AG	8.0x	14.0x
i2 Technologies, Inc.	6.4x	8.4x
iPass Inc.	4.6x	nm
Keynote Systems, Inc.	16.3x	nm
Parametric Technology Corporation	7.3x	11.4x
QAD Inc.	10.6x	nm

The following disclosure supplements the discussion at page 37 of the proxy statement concerning the discounted cash flow analysis performed by J.P. Morgan.

At management's direction, J.P. Morgan performed its discounted cash flow analysis based on three different cases of minimum cash and cash equivalents balances required to operate the business. The three cases assumed: (1) no minimum operating cash and cash equivalents required; (2) $35 million minimum operating cash and cash equivalents required; and (3) $80 million minimum operating cash and cash equivalents required. The first case, no minimum cash and cash equivalents required, was used as a baseline case; the second case, $35 million minimum cash and cash equivalents required, was based on the minimum in cash and cash equivalents that the bids received from Party K and Symphony required MSC to have on hand at the closing of the proposed merger; and the third case, $80 million minimum cash and cash equivalents required, was based on MSC management's estimate that $80 million is the minimum cash and cash equivalents balance required to operate the business.

The following disclosure supplements the discussion at pages 39 and 40 of the proxy statement concerning Financial Projections.

In connection with the MSC board of directors’ consideration and evaluation of the terms of the proposed merger and the preparation by J.P. Morgan of its financial analyses, MSC management provided the MSC board of directors and J.P. Morgan with non-public financial projections for the fiscal years ending 2009 through 2013 (which we refer to as the MSC projections). The MSC projections do not give effect to the merger.  MSC has included the material MSC projections in this supplement to the proxy statement to provide its stockholders access to certain nonpublic information for purposes of considering and evaluating the proposed merger. The inclusion of this information should not be regarded as an indication that any of J.P. Morgan, Symphony, Parent or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to MSC’s business, many of which are beyond MSC’s control. Some of these factors are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (see the section entitled “Cautionary Statement Concerning Forward-Looking Information” on page 16 of the proxy statement and other risk factors as disclosed in MSC’s filings with the SEC which are incorporated by reference into the proxy statement). These projections were, in general, prepared solely for internal use and are subjective in many respects; they are susceptible to interpretations and periodic revision based on actual experience and business developments. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The projections were not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither MSC’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The Deloitte & Touche LLP reports incorporated by reference in this proxy statement relate to MSC’s historical financial information. They do not extend to the projected financial information and should not be read to do so. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared.

5 Yr Plan Summary
$ millions			Projected
Revenue	2009	2010	2011	2012	2013
			(in millions) (unaudited)
Revenue	$218.8	$228.8	$241.0	$251.1	$264.7
Cost of Goods Sold	$41.8	$44.0	$44.8	$44.3	$45.2
Gross Margin	$176.9	$184.8	$196.2	$206.8	$219.5
Operating Expense	$165.9	$174.6	$182.0	$183.8	$185.3
Operating Income	$11.1	$10.2	$14.2	$23.0	$34.2
EBITDA	$32.8	$32.2	$36.1	$42.1	$51.2

Readers of this supplement to the proxy statement are cautioned not to place undue reliance on the projections set forth above. No one has made or makes any representation to any stockholder regarding the information included in these projections.

The inclusion of projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, MSC does not intend to update, or otherwise revise the material projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

Interests of MSC’s Directors and Executive Officers in the Merger

The following disclosure supplements the discussion at page 41 of the proxy statement concerning employment arrangements of MSC personnel following the consummation of the merger.

MSC is not aware of any agreement or understanding, whether explicit or implicit, between Symphony and any MSC director, officer or employee related to any changes in the terms of employment of MSC directors, officers or employees following the consummation of the transaction.

By Order of the Board of Directors,

/s/ John A. Mongelluzzo
John A. Mongelluzzo
Secretary
Santa Ana, California
September 11, 2009

Important Information For Investors And Stockholders

MSC.Software Corporation has filed a proxy statement with the SEC in connection with the proposed merger.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and stockholders may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov.  In addition, documents filed with the SEC by MSC.Software Corporation are available free of charge by contacting Investor Relations by telephone at (714) 444-8551, or by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place, Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

MSC.Software Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MSC.Software Corporation in connection with the merger.  Information regarding the interests of these directors and executive officers in the transaction described herein is set forth the proxy statement described above.  Additional information regarding these directors and executive officers is also included in MSC.Software Corporation’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2009.  This document is available free of charge at the SEC’s web site at www.sec.gov, and from MSC.Software Corporation by contacting Investor Relations by telephone at (714) 444-8551, or by mail at MSC.Software Corporation, Investor Relations, 2 MacArthur Place, Santa Ana, CA 92707 USA, or by going to MSC.Software Corporation’s Investor Relations page on its corporate web site at http://ir.mscsoftware.com/.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions.  All forward-looking statements included in this document are based on information available to MSC.Software Corporation on the date hereof.  In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.  No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition.  Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Neither MSC.Software Corporation nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements.  There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond MSC.Software Corporation’s control.  These factors include: failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions.  MSC undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information please refer to MSC.Software Corporation’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

Date: September 11, 2009	By:	/s/ John A. Mongelluzzo
John A. Mongelluzzo
Executive Vice President, Business Administration, Legal Affairs and Secretary